EXHIBIT 99.1

             AUTHORIZATION FOR AUTOMATIC DIVIDEND REINVESTMENT PLAN
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[LOGO] I authorize Peoples Bancorp Inc. to make available to Shareowner
Services, a division of Wells Fargo Bank, N.A. (the "Plan Administrator"), for my account all cash dividends payable to me on Peoples Bancorp Inc. common shares registered in my name. I hereby acknowledge that Shareowner Services is the Plan Administrator for the Peoples Bancorp Inc. Dividend Reinvestment and Stock Purchase Plan (the "Plan") and that as Plan Administrator, subject to the terms and conditions of the Plan set forth in the accompanying prospectus, is authorized to apply all such cash dividend payments received by it to the purchase of full and fractional common shares of Peoples Bancorp Inc. I acknowledge that all cash dividends paid on all common shares credited to my account under the Plan will be reinvested. This authorization is given with the understanding that I may terminate it at any time by notifying the Plan Administrator.


Please see the Plan prospectus for investment option details. Select ONE option:
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RD  [  ]  Reinvest the cash dividends on all common shares that I hold.


RX  [  ]  Reinvest the cash dividends on ______ (percent) of the common shares that I hold (must select increments of 10%, remaining dividends will be paid in cash).

RV  [  ]  Pay in cash the dividends on all common shares that I hold.


Optional Features - Please check the appropriate box or boxes:
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[  ] Optional Cash Investment. Enclosed is a check payable to Shareowner
     Services for $ _____________ (Min. $100, Max. $10,000)

[ ] Automatic Monthly Withdrawal and Optional Cash Investment. (If this option is checked, please complete the reverse side of this card.)


[ ] Safekeeping. Deposit the enclosed ___________ common shares into the Plan for safekeeping. PLEASE SEE THE PLAN PROSPECTUS FOR INSTRUCTIONS.

                       SOCIAL SECURITY NUMBER OR TAXPAYER
                  IDENTIFICATION NUMBER MUST BE ENTERED HERE:

                  _____________________________________________


                      PLEASE READ CAREFULLY BEFORE SIGNING
                  IMPORTANT - ALL REGISTERED OWNERS MUST SIGN


                   ___________________________________________
                              Shareholder Signature


                   ___________________________________________
                              Shareholder Signature


                   Date _________________________ 20_________


You may also enroll online at www.shareowneronline.com

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            AUTOMATIC MONTHLY WITHDRAWAL AND OPTIONAL CASH INVESTMENT

FINANCIAL INSTITUTION ACCOUNT NUMBER ________________________________________
[ ] checking (enclose voided check) [ ] savings (enclose voided deposit slip)


ABA/Routing Number*   ___  ___  ___  ___  ___  ___  ___  ___  ___

                     (Number always begins with 0, 1, 2, or 3)

Name of Financial Institution ______________________________________


I authorize Shareowner Services, a division of Wells Fargo Bank, N.A., to withdraw my optional cash investment payment electronically from my account with the financial institution identified on this card. This authority remains in effect until I cancel. I have enclosed a voided check or deposit slip.

Please withdraw $ _____________ per monthly optional cash investment**


____________________________________________________
   signature                             date

____________________________________________________
   signature                             date


*Please contact your financial institution to verify your ABA/Routing number. Electronic withdrawals can only be made from financial institutions operating in the United States. All withdrawals must be made in U.S. funds.

**Please refer to the Plan prospectus for timing and limits of investments.